Exhibit 10.49.1

As of September 29, 1998

The CL&P Receivables Corporation
107 Selden Street
Berlin, Connecticut 06037

Ladies and Gentlemen:

	Reference is made to the Receivables Purchase and Sale Agreement (the "Agreement"), dated as of September 30, 1997, among CL&P Receivables Corporation, The Connecticut Light and Power Company, Corporate Asset Funding Company, Inc., Citibank, N.A., and Citicorp North America, Inc., as Agent. Unless otherwise defined herein, terms used herein are used with the meanings specified in the Agreement. This letter modifies certain terms of the Agreement and the Fee Agreement executed and delivered in connection therewith.

1.	Clause (a) of the definition of "Commitment Termination Date" in Article
I of the Agreement is hereby amended by substituting "September 28, 1999" for "September 29, 1998"; provided, that it shall be a condition precedent to the effectiveness of this amendment that the Originator shall have filed an application for the approval of the Connecticut Department of Public Utility Control (the "PUC") described in paragraph 2 below.

2.	Item 4 of the second paragraph (relating to the Liquidity Fee) and the third paragraph of the Fee Agreement, dated as of September 30, 1997, are hereby amended in their entirety to read as follows:

Second Paragraph - Item 4

	The Seller shall pay to the Agent for the benefit of the Banks providing Bank Commitments a Liquidity Fee on the aggregate Purchase Limit in effect from time to time at the per annum rate of 0.375 percent.

Third Paragraph

	All fees are payable in arrears on each Settlement Date during the term of the Receivables Purchase Agreement until the later of the Facility Termination Date or the date on which the Capital and Yield of all Receivable Interests have been paid in full. The Seller shall pay such fees to the Agent by deposit of the appropriate amounts in a special account (account number 4063-6695) maintained with Citibank at its address specified on the signature page to the Receivables Purchase Agreement.

Provided that such amendment shall only be effective at such time as the approval of the PUC is obtained, at which point such amendment shall be effective retroactive to September 29, 1998, with a payment to be made for the difference between 0.375 percent and the period prior to approval. The Seller agrees that it, or the Originator on its behalf, will uses its best efforts to obtain the approval of the PUC, but that, in any event, failure to obtain such approval by November 30, 1998 shall constitute an Event of Termination.

	Except as modified herein, the Agreement and all documents executed and delivered thereunder shall continue in full force and effect. This letter shall be governed by the laws of the State of New York.

Very truly yours,

CITICORP NORTH AMERICA, INC.,
	as Agent



By:
	Name:  /s/Robert P. DiLeo
	Title:  Vice President

Agreed and accepted as of the date first above written:

CL&P RECEIVABLES CORPORATION

By:
	Name:  /s/Randy Shoop
	Title:  Assistant Treasurer

THE CONNECTICUT LIGHT AND POWER COMPANY

By:
	Name:  /s/Randy Shoop
	Title:  Assistant Treasurer

CORPORATE ASSET FUNDING, INC.

By:	Citicorp North American, Inc.
	as Attorney-in-Fact

	By:
		Name:  /s/Robert P. DiLeo
		Title:  Vice President

CITIBANK, N.A.

By:
	Name:  /s/Robert P. DiLeo
	Title:  Attorney-in-Fact